Exhibit 31.1
CERTIFICATION
I, Lourenco Goncalves, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Cliffs Natural Resources Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	September 25, 2014	By:	/s/ Lourenco Goncalves
Lourenco Goncalves
Chairman, President and Chief Executive Officer